Exhibit 8.1

Subsidiaries of Adecoagro S.A.

Majority Owned Subsidiaries:

	Name	Place of Incorporation
1	Adecoagro GP S.a r.l.	Luxembourg
2	Adecoagro LP S.C.S	Luxembourg
3	ONA Ltd.	Malta
4	TOBA Ltd.	Malta
5	Kadesh Hispania S.L.U.	Spain
6	Leterton España S.L.U.	Spain
7	Global Calidon S.L.U.	Spain
8	Global Acamante S.L.U.	Spain
9	Global Mirabilis S.L.U.	Spain
10	Global Carelio S.L.U.	Spain
11	Global Asterion S.L.U.	Spain
12	Global Pindaro S.L.U.	Spain
13	Global Acasto S.L.U.	Spain
14	Global Pileo S.L.U.	Spain
15	Global Anceo S.L.U.	Spain
16	Global Laertes S.L.U.	Spain
17	Global Seward S.L.U.	Spain
18	Peak Texas S.L.U.	Spain
19	Peak City S.L.U.	Spain
20	Global Hisingen S.L.U.	Spain
21	Adeco Agropecuaria S.A.	Argentina
22	Pilagá S.A.	Argentina
23	Cavok S.A.	Argentina
24	Establecimientos El Orden S.A.	Argentina
25	Agro Invest S.A.	Argentina
26	Forsalta S.A.	Argentina
27	Bañado del Salado S.A.	Argentina
28	Dinaluca S.A.	Argentina
29	Compañía Agroforestal de Servicios y Mandatos S.A.	Argentina
30	Simoneta S.A.	Argentina
31	Ladelux S.A.	Uruguay
32	Kelizer S.A.	Uruguay
33	Agroglobal S.A.	Uruguay
34	Adecoagro Brasil Participações S.A.	Brazil
35	Adeco Agropecuária Brasil Ltda.	Brazil
36	Usina Monte Alegre Ltda.	Brazil
37	Adecoagro Vale do Ivinhema S.A.	Brazil
38	Adecoagro Commodities Ltda.	Brazil

Non - consolidated Affiliated Entities
	Name	Place of Incorporation
1	CHS Agro S.A.	Argentina